Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Fourth Quarter of 2021

Financial and Operating Results

- Generated Net Income per Share of $0.34, FFO per Share of $0.88 and AFFO per Share of $0.85 -

- Invested $487.9 Million in Acquisitions and Revenue-Producing Capital Expenditures -

- Issued 4.2 Million Shares for Net Proceeds of $197.2 Million -

Dallas, TX— February 14, 2022 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the fourth quarter ended December 31, 2021.

HIGHLIGHTS

•	Generated net income per diluted share of $0.34 vs $0.24, FFO per share of $0.88 vs $0.73 and AFFO per share of $0.85 vs $0.74, compared to the same quarter in 2020.
•

Invested $487.9 million in the fourth quarter at a Cash Capitalization Rate of 6.38%, including the acquisition of 92 properties across 28 transactions with a weighted average lease term of 15.2 years.

•	Generated $4.8 million in gross proceeds from the disposition of four vacant properties.
•

Entered into a new $500.0 million At-the-Market (“ATM”) Program in November 2021. Issued 4.2 million shares of common stock to settle certain forward contracts, including all remaining forward contracts under the previous ATM Program, generating net proceeds of $197.2 million. As of December 31, 2021, Spirit had unsettled forward contracts for 56 thousand shares of common stock.

•	Maintained strong operational performance, with occupancy of 99.8%, Lost Rent of 0.04% and Unreimbursed Property Costs of 1.4%.
•	Received a credit rating upgrade from Moody’s Investors Service on October 29, 2021 from Baa3 to Baa2.
•	Had Adjusted Debt to Annualized Adjusted EBITDAre of 5.1x as of December 31, 2021.
•

Held Corporate Liquidity of $532.0 million as of December 31, 2021, comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

CEO COMMENTS

“We had a great finish to the year, and I am especially proud of our acquisitions platform, which has really hit its stride. As we enter 2022, our portfolio, balance sheet and systems are extremely well positioned to capitalize on the many opportunities we see in the market that meet our rigorous underwriting criteria,” stated Jackson Hsieh, President and Chief Executive Officer.

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DIVIDEND

For the fourth quarter of 2021, the Board of Directors declared a quarterly cash dividend of $0.638 per share of common stock, representing an annualized rate of $2.552 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on January 14, 2022 to stockholders of record as of December 31, 2021, and the preferred dividend was paid on December 31, 2021 to stockholders of record as of December 15, 2021.

2022 GUIDANCE

The Company maintains its previously announced guidance for fiscal year 2022:

•	AFFO per share of $3.52 to $3.58
•	Capital deployment of $1.3 billion to $1.5 billion (comprised of acquisitions and revenue producing capital expenditures)
•	Dispositions of approximately $100 million

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's fourth quarter 2021 earnings conference call is scheduled for Tuesday, February 15, 2022 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through March 1, 2022 with access code 13726118.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of December 31, 2021, our diverse portfolio consisted of 2,003 retail, industrial and other properties across 49 states, which were leased to 321 tenants operating in 35 industries. As of December 31, 2021, our properties were approximately 99.8% occupied. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Three Months Ended December 31,
	2021	2020
Net income attributable to common stockholders	$41,782	$26,583
Portfolio depreciation and amortization	64,259	54,909
Portfolio impairments	4,795	11,547
Gain on disposition of assets	(1,672)	(12,347)
FFO attributable to common stockholders	$109,164	$80,692
Gain on debt extinguishment	–	(25)
Deal pursuit costs	276	802
Non-cash interest expense	1,928	2,770
Straight-line rent, net of uncollectible reserve	(8,817)	(5,491)
Other amortization and non-cash charges	(598)	(705)
Non-cash compensation expense	3,507	2,914
Costs related to COVID-19(1)	26	358
AFFO attributable to common stockholders(2)	$105,486	$81,315

Dividends declared to common stockholders	$81,378	$71,748
Dividends declared as a percent of AFFO	77%	88%

Net income per share of common stock – Basic	$0.34	$0.24
Net income per share of common stock – Diluted	$0.34	$0.24
FFO per share of common stock – Diluted(3)	$0.88	$0.73
AFFO per share of common stock – Diluted(3)	$0.85	$0.74

Weighted average shares of common stock outstanding – Basic	123,798,904	109,730,035
Weighted average shares of common stock outstanding – Diluted	124,194,961	109,852,290
(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)

AFFO for the three months ended December 31, 2021 and 2020 includes $0.6 million and $2.2 million, respectively, of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic.

(3)

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended December 31,
	2021	2020
FFO	$0.2 million	$0.2 million
AFFO	$0.2 million	$0.2 million

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	December 31, 2021
2019 Credit Facility	$288,400
Senior Unsecured Notes, net	2,718,641
Mortgages payable, net	5,551
Total debt, net	3,012,592
Unamortized debt discount, net	10,824
Unamortized deferred financing costs	20,334
Cash and cash equivalents	(17,799)
Adjusted Debt	3,025,951
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$3,198,451

Annualized Adjusted EBITDAre	Quarter Ended December 31, 2021
Net income	$44,369
Interest	25,131
Depreciation and amortization	64,402
Income tax expense	146
Gain on disposition of assets	(1,672)
Portfolio impairments	4,795
EBITDAre	137,171
Adjustments to revenue producing acquisitions and dispositions	5,801
Construction rent collected, not yet recognized in earnings	309
Deal pursuit costs	276
Costs related to COVID-19(1)	26
Non-cash compensation expense	3,507
Adjusted EBITDAre	147,090
Adjustments related to straight-line rent(2)	(82)
Other adjustments for Annualized EBITDAre(3)	105
Annualized Adjusted EBITDAre	$588,452

Adjusted Debt / Annualized Adjusted EBITDAre(4)	5.1	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre(4)	5.4	x

(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)	Adjustment relates to prior period straight-line rent recognized in the current period.
(3)	Adjustment relates to prior period property costs recognized in the current period.
(4)

Adjusted Debt / Annualized Adjusted EBITDAre would be 5.1x and Adjusted Debt + Preferred / Annualized Adjusted EBITDAre would be 5.4x if all 56 thousand shares under open forward sales agreements had been settled on December 31, 2021.

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